Exhibit 99.1

EVOLVING SYSTEMS NOTIFIES NASDAQ OF ITS INTENTION TO DELIST ITS STOCK

Englewood, CO, April 13, 2022 – EIN Presswire. Evolving Systems, Inc. (NASDAQ: EVOL) (“Evolving Systems” or the “Company”) announced today that it has given formal notice to the Nasdaq Stock Market of its intention to voluntarily delist the Company’s common stock from the Nasdaq Capital Market (“Nasdaq”). The Company currently anticipates that it will file a Form 25 Notification of Removal of Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”) on or about April 25, 2022, with the delisting of its common stock taking effect no earlier than ten days thereafter. Accordingly, Evolving Systems expects that the last trading day of its common stock on Nasdaq will be on or about May 5, 2022.

Following delisting on Nasdaq, the Company expects that its common stock will be quoted on the OTC Pink Open Market for over-the-counter securities so long as market makers demonstrate an interest in trading the Company’s common stock.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Except for statements of historical facts, all statements included in the document, including those preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “ goal,” “plans,” “objective,” “should” or similar expressions or variations on such words, are forward-looking statements, including the anticipated filing of our Form 25, the last trading day of the Company’s common stock on Nasdaq, and the Company’s common stock being quoted on the OTC Pink Open Market. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, which may be obtained by contacting the Company or the SEC. These filings are also available through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. The Company undertakes no duty to update or revise these forward-looking statements.